10 March 2003

____________________________________________________________

SECURITIES PURCHASE AGREEMENT

____________________________________________________________

SSC BENELUX Inc.

as Buyer

SSC GENERAL PARTNER (GUERNSEY) LIMITED

and

SSC PARTNER (GUERNSEY) LIMITED

as Seller

and

CREDIT SUISSE FIRST BOSTON EUROPE (LIMITED)

as Guarantor

CONTENTS

CLAUSE PAGE

1. Interpretation *

2. Sale And Purchase *

3. Price And Payment *

4. Conditions Precedent *

5. Closing *

6. Representations And Warranties Of The Buyer - Indemnification - Limitations *

7. Representations And Warranties Of The Seller - Indemnification - Limitations *

8. Guarantee *

9. Claims By The Parties *

10. Assumption Of Liabilities *

11. Covenants *

12. Miscellaneous Provisions *

13. Governing Law And Jurisdiction *

Schedule 1 - TIMING OF SALES PROCESS

Schedule 2 - FORM OF PRESS RELEASE OF THE BUYER AS REFERRED TO IN CLAUSE 12.1.1

SECURITIES PURCHASE AGREEMENT

BETWEEN:

1. SSC GENERAL PARTNER (GUERNSEY) LIMITED, a company organized and existing under the laws of Guernsey, having its registered office at Helvetia Court, South Esplanade, St Peter Port, Guernsey ("SSC General Partner");

2. SSC PARTNER (GUERNSEY) LIMITED, a company organized and existing under the laws of Guernsey, having its registered office at Helvetia Court, South Esplanade, St Peter Port, Guernsey ("SSC Partner")

(SSC General Partner and SSC Partner are hereinafter together referred to as the "Seller" or the "Sellers");

3. CREDIT SUISSE FIRST BOSTON EUROPE (LIMITED), a company organized and existing under the laws of England, having its registered office at One Cabot Square, London E14 4QJ, United Kingdom (the "Guarantor");

AND

4. SSC BENELUX INC., a company organized and existing under the laws of the State of Washington, USA, having its registered office at 1155 Valley Street, Suite 400, 98109-4426, Seattle, USA (the "Buyer").

WHEREAS:

A. Shurgard Self Storage SCA is a Belgian company (societe en commandite par actions) having its registered office at Quai du Commerce 48, 1000 Brussels, Belgium, registered with the commercial registry of Brussels under n  587.679 (the "Company").

B. The Seller and the Buyer hold equity participations in the Company. The Seller and the Buyer are parties to a Joint Venture Agreement dated 8 October 1999 with respect to SSC Benelux & Co S.C.A (currently named Shurgard Self Storage SCA) (the "Joint Venture Agreement").

C. The Seller has agreed to sell its entire participation in the Company to the Buyer and the Buyer has agreed to purchase such participation from the Seller, on the terms of and subject to the conditions set out in this Agreement.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

  INTERPRETATION

    Unless otherwise defined herein, capitalised terms used in this Agreement shall have the meaning given thereto in the Joint Venture Agreement.

    In addition, the following terms shall have the following meaning:

"Agreement ":	the present agreement and the schedules thereto;
"Breach of Representations":	means, in respect of any representations and warranties contained in the Clauses 6.1 and 7.1, that all or part of the facts stated therein are not true and accurate;
"Company Code":	the Belgian company code, enacted by the law of 7 May 1999, as amended from time to time;
"Closing":	the consummation of the sale and purchase of the Securities in accordance with this Agreement;
"Closing Date":	the date set for Closing pursuant to Clause 5.1;
"Conditions":	the conditions precedent set out in Clause 4.2;
"New Profit Certificates":	has the meaning set out in the Undertaking to Subscribe;
"Price":	the purchase price for the Securities, as set out in Clause 3.1, adjusted, as the case may be, in accordance with Clauses 3.2 and 3.3;
"Right of First Offer":

    the right of first offer provided for or referred to in the clauses 4.4.2 and 4.6.5 of the Joint Venture Agreement, clause 4.5 of the Undertaking to Subscribe and clause 11.1 of the articles of association of the Company;

"Securities":

    6 General Partner Interests (referred to in the Company's articles of association as "actions commanditées"), 43,846 Profit Certificates (referred to in the Company's articles of association as "Parts Bénéficiaires") and 4,354 New Profit Certificates (referred to in the Company's articles of association as "Nouvelles Parts Bénéficiaires") in the Company which are being sold by the Sellers to the Buyer under this Agreement;

"Tax":

    any taxes, duties, fines, levies and any other charges imposed by any municipal, regional, national or other authority including direct and indirect taxes, corporate income tax, withholding tax, value added tax, 3% tax on the value of French real estate assets or rights, insurance premium tax, customs duties, registration and stamp duties, capital tax, transfer tax, social security contributions, withholding tax in respect of employees, and including any interest, penalties, increases and fines in connection with any failure to pay or any delay in paying any of the same or with any failure to file or any delay in filing any return in respect of the same;

"Third-Party Right":

    any mortgage, charge, pledge, lien, right of usufruct, option, restriction, right of first refusal, right of pre-emption, easement, third-party right or interest, other encumbrance or security interest of any kind; and

"Undertaking to Subscribe":	the agreement with respect to the undertaking to subscribe to New Profit Certificates entered into between the parties, among others, on 27 February 2001.

    Interpretation

      The titles and headings included in this Agreement are for convenience only and do not express in any way the intended understanding of the parties. They shall not be taken into account in the interpretation of the provisions of this Agreement.

      The words "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular clause, paragraph or other subdivision.

      The words "include", "includes", "including" and all forms and derivations thereof shall mean including but not limited to.

      All periods of time set out in this Agreement shall be calculated from midnight to midnight. They shall start on the day following the day on which the event triggering the relevant period of time has occurred. The expiration date shall be included in the period of time. If the expiration date is a Saturday, a Sunday or a bank holiday in Belgium or the USA, the expiration date shall be postponed until the next business day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. All periods of time consisting of a number of months (or years) shall be calculated from the day in the month (or year) when the triggering event has occurred until the eve of the same day in the following month(s) (or year(s)) ("de quantième à veille de quantième" / "van de zoveelste tot de dag vóór de zoveelste").

      Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels time.

  SALE AND PURCHASE

    Sale and purchase

      Subject to the terms and conditions of this Agreement (including in particular the Conditions), each of the Sellers hereby sells to the Buyer such type and number of Securities as is set out in Clause 2.1.2, and the Buyer hereby purchases all of these Securities from the Sellers.

      The Securities sold to the Buyer pursuant to this Agreement are divided as follows:

        6 General Partner Interests, owned by SSC General Partner; and

        43,846 Profit Certificates and 4,354 New Profit Certificates, owned by SSC Partner.

    Right of First Offer

      In the event that any of the other Partners (as defined in the Joint Venture Agreement) decide to exercise their Right of First Offer with respect to any of the Securities in accordance with the applicable procedure, the number of Securities sold by the Sellers to the Buyer and purchased by the Buyer from the Sellers pursuant to Clause 2.1 shall automatically be reduced by the number of Securities sold by the Buyer to such other Partners under said Right of First Offer procedure.

      In such event, the Sellers shall sell to such other Partners the Securities with respect to which the latter have exercised their Right of First Offer under the same terms and conditions as set out in this Agreement.

    Transfer of title

    Title to the Securities shall pass, and the Price shall be paid, on Closing.

    Sale free and clear

    The Securities are sold with all rights, together with the obligations identified in Clause 10.1, attaching or accruing to the Securities now or after the date of this Agreement, including the right to any dividend declared on or after the date of this Agreement, and free from any and all Third-Party Rights.

    All Securities

  Subject to Clause 2.2.1, (i) the sale contemplated hereunder is indivisible and shall be valid only if it applies to all of the Securities and (ii) no partial enforcement of this Agreement shall be allowed.

  PRICE AND PAYMENT

    The Price for the Securities is EUR 45,150,269 (forty five million hundred and fifty thousand two hundred and sixty nine euro) payable by the Buyer on Closing as follows:

        an amount of EUR 6,157 (six thousand one hundred and fifty-seven euro) by wire transfer to a bank account of SSC General Partner, the details of which shall be communicated by the Seller prior to Closing; and

        an amount of EUR 45,144,112 (forty-five million one hundred forty-four thousand one hundred and twelve euro) by wire transfer to a bank account of SSC Partner, the details of which shall be communicated by the Seller prior to Closing.

    In the event that the number of Securities sold to and purchased by the Buyer in accordance with Clause 2.1 is reduced pursuant to Clause 2.2, the Price shall be reduced accordingly on a pro rata basis.

    In the event that the Company makes an equity call on the New Profit Certificates (i.e. the request to pay-in, partially or fully, the New Profit Certificates) prior to the Closing Date, the Price will be increased by the amount paid by the Seller to the Company pursuant to such equity call, as the case may be, adjusted pursuant to Clause 3.2.

    The Buyer shall only be liable for the payment of the Price in accordance with this Agreement, and shall have no liability for the actual allocation of the Price among the Sellers.

  CONDITIONS PRECEDENT

    Sale conditional

    The Closing of the sale of the Securities is subject to the satisfaction, on or before the date set out in Clause 4.6, of the Conditions set out in Clause 4.2.

    Conditions

      No prohibition. No order of any court or any governmental agency having jurisdiction over any party hereto shall have the effect of prohibiting or restraining the consummation of the sale and purchase of the Securities pursuant to this Agreement and no legal action or governmental investigation shall be pending which may reasonably be expected to result in such order or which otherwise challenges the sale of the Securities.

      Right of First Offer Procedure. The Seller shall have made the Sale Notice to the other Partners and the Board of Managers in accordance with article 4.4.2.1 of the Joint Venture Agreement and either of the following shall have happened:

        the other Partners shall not have exercised their Offer Right within the Offer Period, in which case the sale of the Securities shall proceed as set out in Clause 2.1; or

        the other Partners shall have exercised their Offer Right within the Offer Period, in which case the Securities to be sold to the Buyer and the Price to be paid by the Buyer pursuant to this Agreement shall be adjusted pro rata as set out in the Clauses 2.2, 3.2 and 3.3.

    Waiver

    The Conditions cannot be waived otherwise than with the unanimous written consent of all parties hereto.

    Satisfaction

      Reasonable endeavours. The parties undertake to use all reasonable endeavours, and to co-operate in good faith with each other, to achieve satisfaction of the Conditions as soon as possible.

      Notice of progress. Each party undertakes to the other party to inform it in writing forthwith upon it becoming aware of the satisfaction of any Condition. If at any time a party becomes aware of anything that may prevent or delay the satisfaction of any Condition, it shall immediately inform the other party and the parties shall then co-operate to ensure that, to the extent possible, the Condition is satisfied.

    No retroactive effect

    Notwithstanding article 1179 of the Civil Code, the fulfilment of the Conditions shall have no retroactive effect.

    Failure

  The Conditions shall be deemed to have failed if they have not all been fulfilled (or waived pursuant to Clause 4.3) by 6 PM (Brussels time) on 30 June 2003, in which case this agreement shall be terminated and the parties shall cease to have any rights or obligations hereunder, provided that (a) Clause 12.2 and 12.4 shall survive for 3 years as of the signatory date hereof, and (b) any rights accrued on or before such date hereunder including the provisions of Clause 13 shall survive termination.

  CLOSING

    Closing Date

    Subject to the satisfaction (or as the case may be waiver pursuant to Clause 4.3) of all Conditions, the sale and purchase of the Securities shall be consummated on 30 April 2003 or within five business days thereafter. The Closing Date may be extended by mutual consent of the parties to 30 June 2003. The Closing shall take place at the offices of Clifford Chance LLP, Brussels or such other place in Brussels as the Seller and the Buyer may agree.

    Obligations in relation to Closing

      Each party undertakes to perform diligently and in good faith all such actions and execute all such documents as the other party may reasonably direct it to in order to perfect the sale and purchase of the Securities and the execution of this Agreement.

      In particular, the parties will take all the necessary actions, and use their best efforts to comply with the timeframe, set out in Schedule 1 hereto.

      Each of the parties undertakes to comply with the Right of First Offer procedure in accordance with the clauses 4.4.2 and 4.6.5 of the Joint Venture Agreement, clause 4.5 of the Undertaking to Subscribe and clause 11.1 of the articles of association of the Company.

    Action taken upon Closing

      On Closing, the parties or their duly authorized attorneys-in-fact shall exchange the following documents and take the following actions:

        the Buyer shall pay the Price in the manner set out in Clause 3;

        the Seller shall deliver to the Buyer an acknowledgement of receipt of the Price;

        upon receipt of payment by the Buyer, the Seller and the Buyer shall record the transfer of the Securities and sign a declaration of transfer in respectively the share register and the profit certificates register of the Company;

        the Seller shall deliver resignation letters from its representatives on the Board of Managers of the Company.

      Promptly after Closing, the Buyer shall (i) convene and thereafter hold a Partners Meeting to acknowledge the resignation of the former Managers, (ii) arrange for the publication in the Moniteur belge of the transfer of the 6 General Partner Interests pursuant to this Agreement and (iii) amend clause 9 of the articles of association of the Company to delete the reference to SSC General Partner being an "actionnaire commandité".

  REPRESENTATIONS AND WARRANTIES OF THE BUYER - indemnification - limitations

    Representations and warranties

    The Buyer represents and warrants to the Seller that the representations and warranties set out hereafter are true and accurate as at the date of this Agreement:

      Incorporation and existence. The Buyer is a company duly incorporated and existing under the laws of the State of Washington (USA).

      Power and authority. Subject to satisfaction of the Conditions, the Buyer has the right, power and authority, and has taken all action required, to sign and perform its obligations under this Agreement and all the documents which are to be signed at Closing.

      Validity of the Agreement. The entry by the Buyer into, and performance of obligations under, this Agreement does not, and its ownership of the Securities will not, conflict with any law or regulation, judgement or court order, or contract or agreement by which the Buyer is bound.

      Financial condition. The Buyer has the financial means to pay the Price in the manner provided for in this Agreement.

      Legal proceedings. There are, to the best knowledge of the Buyer, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms, materially adversely affect the financial condition of the Buyer or otherwise negatively affect the Buyer's ability to perform its obligations under this Agreement.

    Updating of Representations to Closing

    The Buyer warrants to the Seller that the representations and warranties set out in Clause 6.1 shall be true and accurate on the Closing Date, as if they had been repeated on that day.

    Indemnification

    Subject to the limitations set out in Clause 6.4, the Buyer agrees and undertakes to indemnify and hold harmless the Seller for any damages suffered by the Seller as a result of any Breach of Representations.

    Limitation of Buyer's liability

      Time limitations. The Buyer shall have no obligation to indemnify the Seller in respect of any claim unless it is given by the Seller to the Buyer in accordance with Clause 9.1 within two years following the Closing Date.

      Fraud and intentional misconduct. None of the limitations contained in this Clause 6 shall apply in case of fraud or intentional misrepresentations or misconduct ("dol" / "bedrog") by the Buyer.

  REPRESENTATIONS AND WARRANTIES OF THE SELLER - indemnification - limitations

    Representations and warranties

    Each of the Sellers represents and warrants to the Buyer that the representations and warranties set out hereafter are true and accurate as at the date of this Agreement:

      Incorporation and existence. Both SSC General Partner and SSC Partner are companies duly incorporated and existing under the laws of Guernsey.

      Power and authority. Subject to satisfaction of the Conditions, both SSC General Partner and SSC Partner have the right, power and authority, and have taken all action required, to sign and perform their obligations under this Agreement and all the documents which are to be signed at Closing.

      Validity of the Agreement. The entry by the Seller into, and performance of obligations under, this Agreement does not conflict with any law or regulation, judgement or court order, or contract or agreement by which the Seller is bound.

      Legal proceedings. There are, to the best knowledge of the Seller, no actions, proceedings or claims pending, the adverse determination of which may impair the validity or enforceability of this Agreement or any of its principal terms or which otherwise negatively affects the Seller's ability to perform its obligations under this Agreement.

      Securities. Each Seller is on the date hereof the lawful holder and registered owner of the Securities mentioned in Clause 2.1.2. The Securities are in registered form and all are duly registered in the name of the Seller in respectively the share register and the profit certificates register.

      Securities paid-up. All of the Securities are fully paid-up, except for the New Profit Certificates, for which no payment has been made.

      Agreements. There are no agreements, arrangements or obligations other than the articles of association of the Company, the Joint Venture Agreement and the Undertaking to Subscribe which affect the voting or distribution rights attached to the Securities, or which could prevent or affect the transfer of title to the Buyer of the Securities.

      Third-party right. There is no Third-Party Right and there is no agreement, arrangement or obligation to create a Third-Party Right in relation to any of the Securities, other than those set out in the articles of association of the Company and the Joint Venture Agreement.

    Updating of Representations to Closing

    Each of the Sellers warrants to the Buyer that the representations and warranties set out in Clause 7.1 shall be true and accurate on the Closing Date, as if they had been repeated on that day.

    Indemnification

    Subject to the limitations set out in Clause 7.4, each of the Sellers agrees and undertakes to indemnify and hold harmless the Buyer for any damages suffered by the Buyer as a result of any Breach of Representations.

    Limitation of Seller's liability

      Time limitations. The Seller shall have no obligation to indemnify the Buyer in respect of any claim unless it is given by the Buyer to the Seller in accordance with Clause 9.1:

        in the case of any claim for Breach of Representations in respect of ownership of the Securities as set out in the Clauses 7.1.5 and 7.1.8, within five years following the Closing Date; and

        in the case of any claim for any other Breach of Representations, within two years following the Closing Date, save for claims as set out in Clause 10.2, in which case the Seller's obligation under that Clause shall remain in force until fifteen days after the expiry of a period equal to the statute of limitation period applicable to the Tax.

      Fraud and intentional misconduct. None of the limitations contained in this Clause 7 shall apply in case of fraud or intentional misrepresentations or misconduct ("dol" / "bedrog") by the Seller.

  Guarantee

    The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the full and timely performance of all of the obligations and the Guaranteed Amounts that each of the Sellers has under this Agreement, including the Sellers' liability as set out in Clause 7 and Clause 10.2.

    For the purposes of this Clause 8 "Guaranteed Amounts" means any amounts due by any of the Sellers to the Buyer under this Agreement, or to the Company or any of its direct or indirect subsidiaries under Clause 10.2.1, which have remained unpaid by any such Sellers during a period of 15 days from the due date.

    The Guarantor undertakes to pay the Guaranteed Amounts to the Buyer, or as the case may be, the Company or any of its direct or indirect subsidiaries, as follows:

        if the Guaranteed Amounts are not contested by the Sellers: within 15 days from the receipt by the Guarantor of the Buyer's notice in accordance with Clause 12.5 stating that the Guaranteed Amounts have become due and have remained unpaid by any such Seller during 15 days from their due date; or

        if the Guaranteed Amounts are contested by the Sellers: within 15 days as of the date of a final decision in respect of the Guaranteed Amounts by the arbitration tribunal as referred to in Clause 13.2.

  claims by the parties

    Notification of claims

    In order to make a claim against the other party, the party making the claim shall give a notice of such claim to the other party within the time limits provided in the Clauses 6.4.1 or 7.4.1, setting out the legal and factual basis of the claim, together with, if practicable, a first estimate of the amount of the damages suffered.

    Disagreement on a claim

  If the relevant Seller and the Buyer are unable to reach agreement on the amount payable within sixty days following notification of a claim pursuant to Clause 9.1, the matter shall be decided in accordance with Clause 13 (Arbitration).

  assumption of liabilities

    General

      Without prejudice to the provisions of Clause 10.2, the Buyer, as successor of the Securities, shall as from Closing, assume all rights and obligations of the Seller under the Joint Venture Agreement, the Undertaking to Subscribe and the articles of association of the Company, to the extent that the Securities are acquired by the Buyer, it being understood that the Buyer shall only assume liability in respect of facts, actions, omissions or events taking place or arising after Closing.

      To the extent however that the other Partners exercise their Offer Right and as a result thereof acquire a portion of the Securities, the Buyer's assumption of rights and obligations under this Clause 10 shall be adjusted accordingly on a pro rata basis.

      Without prejudice to the provisions of Clause 10.2, the Buyer's assumption of liability with respect to the General Partner Interests (referred to in the articles of association of the Company as "actions commanditées") acquired from the Seller pursuant to this Agreement shall be limited to claims or legal liability arising from facts, actions, omissions or events taking place or arising after Closing. Without prejudice to the provisions of Clause 10.2, SCC General Partner shall remain liable and shall hold the Buyer harmless after the Closing Date from any claims or liabilities arising from facts, actions, omissions or events occurring prior to the Closing Date.

    Tax

      The Sellers agree and undertake to indemnify, defend and hold harmless the Company or any of its direct or indirect subsidiaries for any Tax imposed on respectively the Company or any of its direct or indirect subsidiaries and arising as a result of a breach by the Seller to pay the Tax owed by the Seller in respect of the Seller's ownership of the Securities. The Sellers agree and undertake to indemnify, defend and hold harmless the Buyer for any Tax imposed on the Buyer or the Securities arising as a result of a breach by the Seller to pay the Tax owed by the Seller in respect of the Seller's ownership of the Securities.

      For the avoidance of any doubt, the Seller will only indemnify, defend and hold harmless for Tax payable by the Seller. The Seller will not indemnify, defend or hold harmless for Tax which is not payable by the Seller and which has properly been imposed on the Buyer or the Company or any of its direct or indirect subsidiaries, except to the extent that Tax is imposed on the Buyer or the Company or any of its direct or indirect subsidiaries solely as a result of Seller's failure to pay any Tax originally payable by the Seller or to file any Tax returns with respect to any Tax originally payable by the Seller, in which case the Seller's obligations under Clause 10.2.1 shall apply.

      If a Tax is directly imposed on, or a Tax claim is brought directly against, any of the beneficiaries of the indemnity mentioned in Clause 10.2.1, then the Seller shall not be liable to such beneficiary in connection therewith unless:

        the Buyer shall, and shall procure that the Company and any of its direct or indirect subsidiaries shall allow the Seller to handle, and assume control over, the defence of such claim;

        the Seller shall be entitled to appoint, and instruct, counsel for the defence of such claim (provided it bears the fees and costs of such counsel);

        the Buyer shall, and shall procure that the Company and any of its direct or indirect subsidiaries shall, provide to the Seller full copies of all documents, correspondence and other material which the Seller may reasonably request in relation to the claim; or

        no settlement or offer of settlement of the claim, and no admission of liability in relation thereto, shall be made by the Buyer or by the Company or any of its direct or indirect subsidiaries without the Seller's prior written consent, provided the Seller undertakes to pay the Tax or contest the Tax in accordance with this Clause 10.2.2.

  covenants

    Sale Notice

    The Sellers undertake to start the Right of First Offer procedure within five days as of the date of this Agreement by sending out the Sale Notice in accordance with the terms of the Joint Venture Agreement. The Sellers shall mention in the Sale Notice that in deviation of clause 4.4.2.3 of the Joint Venture Agreement, the consummation of the sale and purchase of the Securities shall occur on 30 April 2003 or within five business days thereafter, unless the parties mutually agree another date for Closing (which in any event must take place prior to 30 June 2003).

    Voting

    As from the date hereof until Closing, the Seller undertakes in favour of the Buyer that its representatives on the Board of Managers of the Company shall vote in favour of the approval of the transfer of Partner Interests and/or Profit Certificates to the Buyer; they shall also vote with the Buyer on all other matters submitted to the Board of Managers of the Company as of the date of this Agreement until Closing, provided that, in the reasonable opinion of the Sellers, such vote is not contrary to the interests of the Company.

    Covenants in Joint Venture Agreement

    The Seller undertakes to live by the terms of article 7.3 of the Joint Venture Agreement.

    Co-operation

    The parties shall do and execute, or arrange for the doing and execution of, all acts, documents and things necessary to give effect to this Agreement.

    Notice to the Company

    The Buyer shall, on Closing, notify the Company of its acquisition of the Securities, in accordance with article 632 section 2 of the Company Code.

    Joint and several liability between the Sellers

  Except as otherwise provided herein, all undertakings and other obligations of SSC General Partner and SSC Partner under this Agreement shall be joint and several ("solidaire et indivisible" / "hoofdelijk en ondeelbaar") between SSC General Partner and SSC Partner. The joint and several liability of SSC General Partner and SSC Partner shall not extend to the Guarantor nor to any other person or entity affiliated to any of the Sellers or the Guarantor, without prejudice to the Guarantor's obligations under Clause 8.

  miscellaneous provisions

    Announcements

      No public announcement, communication or circular concerning the transaction referred to in this Agreement may be made at any time (before or after Closing) by either party without having first obtained the written consent of the other party who must not unreasonably refuse, withhold or delay the giving of consent. A copy of the press release that will be issued by the Buyer upon execution of this Agreement is attached hereto as Schedule 2.

      Where the announcement, communication or circular is required by law or a regulation of a securities exchange, the party required to make it must if practicable first consult, and take into account the reasonable requirements of, the other party.

    Confidentiality of the Agreement

    The terms of this Agreement shall be kept confidential for a period of 3 years from the date of this Agreement and during such time shall not be disclosed to any third party except (a) as required by law or securities exchange regulations, (b) as necessary to respond to a request from any administration or authority, (c) as necessary to support a claim or defence in litigation between the parties hereto, or (d) as otherwise agreed in writing between the Seller and the Buyer.

    Acknowledgment by the Seller

    The Seller acknowledges the Buyer may enter into negotiations with other investors in the Company, and such negotiations may result in a purchase arrangement with such other investors on terms other than those provided for under this Agreement. The Seller agrees to (i) not to withdraw from this Agreement on that basis, (ii) not seek to have the Buyer modify the terms of this Agreement, and (iii) not accept any offer by the Buyer made to all of the Investor Partners pursuant to which the Buyer offers to acquire their interest on any term other than as contemplated in this Agreement.

    Costs

    Save as otherwise provided herein, each party shall bear its own costs relating to the negotiation, preparation and execution and implementation by it of this Agreement and of all other documents ancillary hereto.

    Notices

    All notices to be made in writing under this Agreement shall be given in the English language by registered mail, express courier service or telefax (confirmed by registered mail or express courier service) to the following addresses or such other addresses as the parties may have designated to each other by notice given in accordance with this Clause:

If to SSC General Partner:	Name:	SSC General Partner (Guernsey) Limited
	Address:	Helvetia Court, South Esplanade St Peter Port, Guernsey
	Attention:	Ian Marcus
	Fax:	+44 1481 710 934

If to SSC Partner:	Name:	SSC Partner (Guernsey) Limited
	Address:	Helvetia Court, South Esplanade St Peter Port, Guernsey
	Attention:	Ian Marcus
	Fax:	+44 1481 710 934

If to the Guarantor:	Name:	Crédit Suisse First Boston Europe (Limited)
	Address:	One Cabot Square, London E14 4QJ, United Kingdom
	Attention:	Ian Marcus
	Fax:	+44 1481 710 934

If to the Buyer:	Name:	SSC Benelux Inc
	Address:	1155 Valley Street, Suite 400, Seattle, 98109-4426, USA,
	Attention:	General Counsel
	Fax:	+1 206 652 37 60

    Other agreements - amendments

    This Agreement supersedes and replaces any and all prior negotiations, arrangements and understandings, whether or not in writing, between the parties with respect to the subject matter of the Agreement. No variation of this Agreement is valid unless it is in writing and signed by or on behalf of each party.

    Assignment

    This Agreement shall be binding upon and inure for the benefit of the successors of the parties but may not be assigned.

    Severability

  If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, that provision shall be deemed not to form part of this Agreement, and the legality, validity or enforceability of the remainder of this Agreement shall not be affected. In such case, each party shall use its best efforts to immediately negotiate in good faith a valid replacement provision having a similar economic effect.

  Governing Law And Jurisdiction

    This Agreement is governed by and shall be construed and interpreted in accordance with the laws of Belgium.

    Any dispute arising from this Agreement shall be submitted for final and binding arbitration to an arbitration tribunal comprised of three arbitrators appointed and deciding in accordance with the rules of the International Chamber of Commerce. The arbitration procedure shall take place in Brussels, Belgium, and shall be conducted in the English language.

Done on 10 March 2003, in three originals, each party acknowledging receipt of one such original.

SSC GENERAL PARTNER (GUERNSEY) LIMITED

/s/ P.R. Bannier________________________________

Name: P.R. Bannier

Title: Director

/s/ D.R. Mitchison

Name: D.R. Mitchison

Title: Director

SSC PARTNER (GUERNSEY) LIMITED

/s/ Ian Marcus________________________________

Name: Ian Marcus

Title: Director

CREDIT SUISSE FIRST BOSTON EUROPE (LIMITED)

/s/ Ian Marcus________________________________

Name: Ian Marcus

Title: Managing Director

/s/ M.D. Selisman________________________________

Name: Mark D. Selisman

Title: Deputy Chairman

SSC BENELUX INC.

/s/ Harrell Beck________________________________

Name: Harrell Beck

Title: Senior Vice President

SCHEDULE 1 - TIMING OF SALES PROCESS

Proposed timing of sale process:

  No later than 11 March 2003, the Seller will send out the Sale Notice to the other Partners and the Board of Managers (as stated in clause 4.4.2.1 of the Joint Venture Agreement). The Sale Notice shall mention that, in deviation of clause 4.4.2.3 of the Joint Venture Agreement, the consummation of the sale and purchase of the Securities shall occur on 30 April 2003 or within five business days thereafter, unless the parties mutually agree another date for Closing (which in any event must take place prior to 30 June 2003).

  The other Partners, as a group, shall cooperate with each other in determining the number of Offered Partner Interests to be acquired by each Acquiring Partner; during these discussions, the Buyer shall express its intention to purchase all Offered Partner Interests.

  The parties shall use their best efforts to have the Partners notify their decision to the Seller with a copy to the Board of Managers, before 18 March 2003.

  Closing and transfer of Offered Partner Interests to the Buyer (and possibly to other Partners if the latter expressed their will to purchase also certain Offered Partner Interests) on 30 April 2003 or within five business days thereafter, unless the parties mutually agree another date for Closing (which in any event must take place prior to 30 June 2003).

  If the other Partners do not waive their right of first offer (and thus exercise their pre-emption right) both the Seller and the Buyer understand that the number of Securities to be purchased by the Buyer, and the Price to be paid by the Buyer to the Seller, shall be adjusted pro rata.

SCHEDULE 2 - FORM OF PRESS RELEASE OF THE BUYER AS REFERRED TO IN CLAUSE 12.1.1